UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
FILED BY THE REGISTRANT   ☐
FILED BY A PARTY OTHER THAN THE REGISTRANT   ☒
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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ROFIN-SINAR TECHNOLOGIES INC.
(Name of Registrant as Specified In Its Charter)

SilverArrow Capital Advisors LLP
SilverArrow Capital Holding Ltd.
SAC Jupiter Holding Ltd.
Pluto Fund Limited
Thomas Limberger
Robert Schimanko
Jordan Kovler
Gebhard Rainer
Abdullah Saleh A. Kamel
Osama H. Al Sayed

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On February 23, 2016, SilverArrow Capital Advisors LLP (“SilverArrow”) for and on its own behalf and on behalf of the other Participants (as defined below) issued a letter to the stockholders of Rofin-Sinar Technologies Inc. (“Rofin” or the “Company”), as well as a press release, to urge the stockholders of the Company to vote for SilverArrow’s three director nominees and other corporate governance proposals at the Company’s 2016 Annual Meeting.

The letter to the stockholders and the accompanying press release, each dated February 23, 2016, read as follows:

VOTE THE GREEN PROXY CARD FOR THREE HIGHLY QUALIFIED NEW DIRECTORS AND STOCKHOLDER PROPOSALS TO FIX ROFIN-SINAR TECHNOLOGIES, INC.

February 23, 2016

Dear Fellow Stockholders,

SilverArrow is one of the largest stockholders of Rofin-Sinar Technologies Inc. (“Rofin” or the “Company”).  We are deeply concerned about the Company’s abysmal performance relative to its competitors in the marketplace.  A growing body of evidence shows that Rofin’s material underperformance is due to an entrenched board of directors (the “Board”) far more committed to retaining their positions than optimizing the Company’s performance and maximizing shareholder value.  Accordingly, we urge you to vote FOR Mr. Thomas Limberger, Mr. Gebhard Rainer and Mr. Jordan Kovler on the GREEN proxy card, FOR Declassifying the Board, FOR Reducing Supermajority Voting, FOR Allowing Stockholders to Call a Special Meeting and FOR Allowing Stockholders to Act by Written Consent.  Please note that the Company has not including our stockholder proposals related to calling Special Meetings and Acting by Written Consent.  If you vote on the Company’s proxy card, you will be disenfranchised from voting on these proposals.  You can only vote on all proposals by voting on the GREEN SilverArrow proxy card.

THE SILVERARROW NOMINEES HAVE THE FINANCIAL, BUSINESS AND GOVERNANCE EXPERTISE TO OVERSEE THE TURNAROUND AT ROFIN

Throughout this process, the Board has shown its true colors.  One would expect a Company in such a situation to show shareholders how their past decisions have increased long term value and demonstrated positive corporate governance practices, while always looking for ways to improve in the future.  However, what does a board do when they have nothing positive to rest on?  The Company has failed to integrate acquisitions and allowed business units to effectively run as their own little companies, failing to yield any economies of scale.  In the 12+ years that 75% of this Board has been together, they never made a single positive corporate governance change.  The Company has failed to reach the operational efficiency of their peers and the Board had ample opportunity to address these issues.  Instead, they showed complacency and only recently began focusing on any of these issues.  You will note that their materials don’t tout their achievements.  They merely try to cast doubt on our nominees rather than tout their own strength.  We only have one goal, to increase the value of the Company by making the changes necessary to drive long term growth.

THOMAS LIMBERGER, A HIGHLY EXPERIENCED CORPORATE RESTRUCTURING
EXPERT, WILL PROVIDE A FRESH PERSPECTIVE ON THE ROFIN BOARD

 Mr. Thomas Limberger has a deep understanding of the material processing, optoelectronics and laser business, having operated for years in this industry.  Mr. Limberger has experience managing businesses of up to $5 billion in revenue and has served on the boards of several listed companies.  Mr. Limberger currently serves as Founder, Partner and Chief Executive Officer of SilverArrow.  He had been the CEO and National Executive of General Electric Germany, Austria and Switzerland, overseeing the capital and industrial businesses in the region. During Mr. Limberger’s tenure as CEO of OC Oerlikon AG, the company's market capitalization increased from CHF 1.6 billion to CHF 8.5 billion (431%) and its share price increased almost 5 fold while outperforming the Swiss market! In fact, the stock price increased so dramatically, Mr. Limberger returned 40,000 options to Oerlikon because the equity value of his overall compensation package became out of line with peers.

Additionally, during Mr. Limberger’s four-year tenure as CEO of Von Roll Holding AG, the company's stock price doubled from January 2007 until the beginning global economic crisis in January 2009.  During the same period, the Swiss stock market declined 37%.  Having presided over M&A transactions of approximately $16 billion in recent years, Mr. Limberger clearly has the expertise to oversee the Company in executing a future buy and build strategy.  Mr. Limberger is focused on constructive methods to increase long-term shareholder value through operational and structural changes.

The Board has attempted to cast Mr. Limberger’s successes in a poor light by attributing to him decisions made after his tenure and the impact of the global economic crisis.  The Board has also dredged up inaccurate press reports that allege Mr. Limberger used Oerlikon resources to book chartered jets and purchase sports cars, and that he left VonRoll as a result of a loss of confidence of a major shareholder.  The Board’s allegations are entirely untrue.  Yet again, the Board has chosen to smear the reputation of a shareholder committed to maximizing shareholder value rather than acknowledge the critical need for the constructive changes that Mr. Limberger has pledged to progress.  Mr. Limberger has the experience and the energy to bring fresh and productive operational and financial ideas to the Rofin Board that are much needed to enhance the company’s shareholder value.

GEBHARD RAINER’S C-LEVEL FINANCIAL AND BUSINESS EXPERTISE IS DRASTICALLY
NEEDED AT ROFIN

 Mr. Gebhard Rainer has exceptional operational and financial background and would be a strong addition to the Board. We believe he would be an excellent candidate to serve as Chair of the Audit Committee.  Mr. Rainer currently serves as the President and Chief Operating Officer at Coach Inc.  He previously worked in numerous capacities at Hyatt Hotels Corporation from 1994-2014, including the role of CFO for numerous years.  For the past 35 years, he has gained operational, financial and strategic experience globally, through living and working in the United States, Europe, the Middle East and Asia. The Board has endorsed Mr. Rainer by inviting him to serve as a director.

JORDAN KOVLER IS THE ARCHITECT OF THE MUCH NEEDED GOVERNANCE
REVOLUTION AT ROFIN

Mr. Jordan Kovler is an outstanding choice for Rofin’s Board, especially in light of the changes needed with respect to corporate governance, transparency and shareholder communications.  He will bring a unique perspective to the Board, having spent the last 13 years advising boards and management teams on corporate governance, investor relations, executive compensation, M&A and stockholder activism.  From a rare insider perspective, he has seen the differences between well-functioning boards that help properly guide the strategy of the Company while providing accountability and pro-active initiatives versus those that were reactive in nature and not working towards the best interests of their stockholders. In fact, Mr. Kovler designed the SilverArrow plan to bring the Company’s corporate governance up to modern standards, which includes:

•	Destaggering the Board;
•	Majority voting for directors;
•	Allowing stockholders to call special meetings;
•	Allowing stockholders to act by written consent; and
•	Allowing changes to the Company’s charter and by-laws by a simple majority vote of stockholders.

After we announced our plan to strengthen the Company’s governance structure, the Company adopted a majority voting by-law, and the Board has requested advisory votes on the other matters.  However, in another showing of this Board’s idea of Corporate Governance, they have chosen not to include two of our stockholder proposals in their proxy materials.  The stockholders need Mr. Kovler to serve as a strong advocate for governance on the Board.

Mr. Kovler previously worked as a Senior Vice President at D.F. King & Co., Inc., a proxy solicitation, corporate governance and investor relations consulting firm.  His experience encompasses many of the most complex and contentious M&A transactions and proxy contests occurring in the U.S. and Europe over the past ten years, along with advising some of the largest publicly traded companies in the U.S. and Europe on Corporate Governance, Investor Relations and Communications programs.  In his final two years at D.F. King & Co., Inc., he advised companies on over 20 announced transactions valued at over $350 billion.  His shareholder activism defense business counted such clients as Staples, Interpublic Group of Companies, JDSU, URS Corp, Wynn Resorts and eBay, amongst others.  With respect to corporate governance consulting and investor relations consulting, he counted some of the largest publicly traded companies as his clients, including ExxonMobil, Raytheon, AIG, Comcast, Ameriprise and Fifth Third Bank.  Additionally, he serves on his firm’s executive committee and was responsible for developing new business lines, streamlining business units and reducing costs throughout the organization.  His independent perspectives, communication and analytic skills, combined with his background and knowledge of corporate governance, investor relations, M&A and shareholder activism make him a necessary addition to this over tenured, entrenched board.

THE COMPANY’S POOR STOCK PRICE AND OPERATIONAL PERFORMANCE DEMAND CHANGE

ROFIN’S STOCK PRICE LAGS FAR BELOW ITS PEERS AND THE BROADER MARKET

The Company’s stock performance has lagged significantly behind its peer group and various indices over the past five-years.  The Five Year Cumulative Total Return chart below from the Company’s annual report displays the significant gap between the Company’s stock performance and the performance of the market as a whole.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among Rofin-Sinar Technologies Inc., the NASDAQ Composite Index
and the S&P Information Technology Index

$250
$200
$150
$100
$50
$0
9/10
9/11
9/12
9/13
9/14
9/15
Rofin-Sinar Technologies Inc.
NASDAQ Composite
S&P Information Technology

*$100 invested on 9/30/10 in stock or index, including reinvestment of dividends.
Fiscal year ending September 30.

Copyright© 2015 S&P, a division of McGraw Hill Financial. All rights reserved.

In addition, the Company’s stock performance over the past year has been particularly abysmal.  The chart below depicts the total return over the past 12 months, through February 19, 2016, assuming a $100 investment.

THE CURRENT BOARD HAS OVERSEEN THE DETERIORATION OF SALES AND
POOR MARGINS FOR TOO LONG

Deterioration of Relative Sales and Market Share.  While the global laser market and Rofin’s peer group average has grown from 2011-2015, Rofin’s relative sales have clearly decreased over this period.  In addition, compared to its peer group, Rofin’s relative market share has decreased from 20% to 13% from 2006-2015.  Analysts do not anticipate any improvement.  Unfortunately, it is expected from numerous analysts that Rofin will continue to lag behind its peers on growth in the coming years.

Weak Relative Operational Performance. The Company’s margins have significantly trailed its peers since 2010.  We had previously observed that the Company’s gross margins had decreased from 38.8% to 37.8% from 2011 through 2015 with a low of 35.1% in 2013, while its peer group currently report average gross margins of approximately 43.5% in 2015.

Misguided Capital Allocation. The Company should also drastically improve its capital allocation strategy.  While we are generally supportive of share buybacks, it does not appear to us that the Company has used the buybacks to maximize shareholder value, as evidenced by an approximately 57% decrease in market valuation since the first buyback program was initiated in November 2007.  In fact, spending more than $169 million of the Company’s funds on four unsuccessful share buyback initiatives, while management and the Board have sold-off significant amounts of shares during the process speaks volumes about the Board’s failure to put Rofin’s capital to work for the Company’s - and its shareholders’ benefit.

NOW is the time for change!

WHEN ELECTED, OUR DIRECTORS WILL TAKE IMMEDIATE ACTION

We believe an Operational Excellence Program  and certain other simple steps would increase EBITDA margins significantly.  We have designed the following game plan for a Rofin turnaround, which we will propose to implement at the first Board meeting after the election at the Annual Meeting.

Dedicated SilverArrow program to achieve cost and market leadership

Potential for significant EBITDA upside through numerous opportunities to increase sales, market share and efficiency of Rofin and by implementing an Operational Excellence Program driving both top- and bottom line improvements.

Ongoing Improvement Cycle

- Centralization of services and outsourced processes (sales, finance, sourcing, R&D, legal, strategy/M&A, etc.) – refocus on internal processes (audit, compliance, etc.)
- Site and entity consolidation process / production network enhancement, establish continuous improvement processes around measurable CTQ's (Operational Excellence)
- HR and leadership evaluation program with industry leading incentives based on meritocracy and performance

Short Term
< 1 year

- Remove unnecessary dual listing in Germany ($500-800k)and dual HQ.
- Eliminate large consulting spending by the Board and Management ($3-5m).
- Consolidate global operations to reduce base costs ($4-6m).
- Initiate Operational Excellence Program and reduce High-Power Fiber manufacturing cost by +20%.
- Initiate Diode production and reduce related costs to increase competitiveness.
- Accelerate ultra-short-pulse development (Pico/ Femto).
- Refocus sales force on global landscape with clear annual targets:
  - Launch 2.5KW Fiber Module (Macro OEM);
  - Launch <2.0KW Fiber Module.
- Drive new Smartphone integration kit sales push in US and Asia (ceramic/sapphire/glass).
- Accelerate Fiber Laser sales initiative in China;
- Analyse optimal product mix (CO2/ Fiber) to adjust substitution impact and gain margin.
- Install accretive small scale M&A to add technology and market share.

Est. savings of $8-$12m

Mid Term
1-2 years

- Roll-out full scale central global sourcing/purchasing (e-bidding, cross BU, etc.).
- Complete site consolidation for Germany and the UK while continuing global realignment.
- Focus Chinese production on low power systems.
- Operational Excellence push to increase profitability of reorganized company.
- Strengthen sales pipeline in US and Asia while building EU leadership, continue to build top-talent:
  - New High-Power Fiber module > 3.0KW;
  - Establish/expand <2.0KW Fiber Module;
  - Push M&D Fiber Laser amplifier demand;
  - Build Smartphone cutting kits expertise and market globally;
  - Expand and win new OEM's in High-Power Fiber Laser;
  - Focus on new OEM's in semiconductor-market (USP-L);
  - New applications & system technology e.g. Ablation, 3Dprint, Excimer replacement focus, Medical;
- Accretive mid size M&A to add technology, market share.
- Explore technological partnerships .

Est. sales upside of $80-$100m

Est. savings of $20-$30m

Long Term
> 3 years

- Finalize "One-Company" approach to complete centralization of all internal processes.
- Re-evaluate previously launched production optimization and sales/marketing concepts for enhanced speed:
  - Global platform production process;
  - Focus on Fiber, USP, Diode and continue to build components and service business and concepts;
  - Expand "Systems Strategy" on a worldwide level;
  - Increase market focus like Japan and Korea with strengthened platform in China;
  - Expand platform and systems strategy for refocused revenue model;
  - Build new technology centre platform for higher technology output;
- Accelerate larger scale M&A and partnership approach.

Est. sales upside of $60-$80m

Est. savings of $10-$15m

Looking at recent communication of Rofin, the current management and board, have plagiarized the SilverArrow “Operational Excellence Strategy”, which has been transparently discussed and publicized by SilverArrow for over one year. This underlines clearly, that for the past 15 years the current board, management had no strategy, financial acumen or even basic business understanding to keep Rofin on eye-to-eye level with its industry peers. Our belief that the cost basis of the company has been inflated by numerous long tenured consultants and advisors serving as intellectual crutches for the Board and management is also distressing, as this impacts margins as well.

WE BELIEVE THE CURRENT BOARD IS ENTRENCHED AND HAS DEMONSTRATED A LACK OF ACCOUNTABILITY TO STOCKHOLDERS

The incumbent directors are clearly entrenched, having served a combined 104 years on the Rofin Board, an average of over 17 years.  Despite their long tenure, the members of the Rofin board of directors do not have a significant ownership interest in the company. The incumbent board therefore lacks a meaningful economic interest in holding management accountable. This lack of accountability may contribute to the board’s lack of commitment to maximizing stockholder value.

DANIEL SMOKE (13 YEARS ON THE BOARD) CONTINUED AS AUDIT COMMITTEE CHAIR
DESPITE SERIOUS ALLEGATIONS OF ACCOUNTING FRAUD

Mr. Daniel Smoke has served on the Board 13 years.  Mr. Smoke, the Company’s Audit Committee Chairman and its audit committee financial expert, was a named defendant in a multiyear court case related to improper activities in his previous role as CFO of JAC Holding Enterprises, Inc.  In a 2014 court order, the Judge summarized the case as follows:

Smoke was the CFO of JAC until he was fired on December 21, 2010. It is reasonable to infer that as an officer and employee of JAC, he stood to gain from the misrepresentations by preserving his own salary and position. The complaint also alleges that when he was dismissed, Smoke deleted thousands of email messages between himself and other defendants, in order to conceal their communications relating to the fraudulent scheme. Moreover, Smoke allegedly instructed JAC employees to “manufacture earnings” by using the laundry list of sketchy accounting techniques detailed in the complaint and by omitting a host of negative elements from the financial records provided to the buyers. [The plaintiff] charges that Smoke was involved in and personally carried out every one of the specific incidents of concealment and misrepresentation detailed in the complaint . . . .”

The case was settled soon after we announced our intention to replace Mr. Smoke as a director.  We find the allegations in the case to be troubling, and Mr. Smoke’s continued service as the Audit Committee Chair in light of the allegations is highly questionable.

CARL BAASEL (20 YEARS ON THE BOARD) HAS RECEIVED OVER $11 MILLION IN PAYMENTS FROM THE COMPANY SINCE 2000.

Mr. Carl Baasel has served on the Board for 20 years.  The Company’s proxy statement relating to its 2015 Annual Meeting disclosed that the Company paid Mr. Carl Baasel $834,945 in rent for a facility he partially owns in Starnberg, Germany.  These payments have amounted to almost $11 million since 2000, which brings into question whether Mr. Baasel’s interests are aligned with other stockholders, as he stood to gain economically each year this arrangement continued.  In addition, Mr. Baasel also received $48,455 from the Company as management consulting fees and non-employee director fees.

GARY WILLIS (20 YEARS ON THE BOARD) HAS BEEN RETIRED FOR OVER 15 YEARS AND DOES NOT HAVE THE SKILLS TO OVERSEE A TURNAROUND AT ROFIN

Mr. Gary Willis has served for 20 years on the Board.  Mr. Willis has been retired since 2000.  Mr. Willis has also served on numerous boards with Mr. Stephen Fantone (Chair of the Nominating Committee) and we believe his independence has been compromised.  We do not believe Mr. Willis has the recent experience or the perspective to oversee the changes needed at Rofin.

We would like to strongly repeat our previous statement that none of the SilverArrow nominees have ever been the subject of a formal complaint, litigation or legal claim related to their current or past professional activities.  Neither of them has been the subject of a complaint made to any authority or regulator including but not limited to the US Securities and Exchange Commission, the UK Financial Conduct Authority (FCA), the Swiss Financial Market Supervisory Authority (FINMA), the German Federal Financial Supervisory Authority (BaFin). For the sake of completeness, Thomas Limberger currently holds an “approved person” status with the FCA.

VOTE THE GREEN PROXY CARD TO PUT EXPERIENCED AND COMMITTED INDUSTRY AND FINANCE PROFESSIONALS ON THE BOARD OF ROFIN

WE URGE ALL STOCKHOLDERS TO ELECT OUR DIRECTOR NOMINEES AND VOTE FOR
OUR STOCKHOLDER PROPOSALS ON
 THE ENCLOSED GREEN PROXY CARD TODAY.

Vote for much needed change at Rofin by signing, dating and returning the enclosed GREEN proxy card. Or you may vote by telephone or internet if you own stock through a bank or broker. We urge stockholders to discard any proxy materials you receive from the Company and to vote only the GREEN proxy card.  If you vote on the Company’s white proxy card, you will be disenfranchised from voting on certain proposals, as the Board has chosen not to include two of our stockholder proposals on their proxy card.  If you wish to vote on our advisory proposal to permit stockholders holding 15% or more of the outstanding shares of common stock to call a special meeting of stockholders and our advisory proposal to permit stockholders to act by written consent, you can only do so by voting on the enclosed GREEN proxy card.

If you have already voted the proxy card provided by Rofin, you have every right to change your vote by executing the enclosed GREEN proxy card - only the latest dated proxy card returned will be counted.

Your vote is very important, regardless of how many or how few shares you own. If you have any questions, or need assistance in voting your shares, please call our proxy solicitors D.F. King & Co., Inc., which is assisting us, toll-free at (866) 796-7186, call collect at (212) 269-5550 or email fixrofin@dfking.com.

Thank you for your support.

Additional Information and Where to Find It

SilverArrow Capital Advisors LLP (“SilverArrow Advisors”), collectively with Thomas Limberger, Jordan Kovler, Gebhard Rainer, Robert Schimanko and the other individuals and entities referred to in Amendment No. 1 to the Schedule 13D relating to these potential participants, which was filed with the Securities and Exchange Commission on October 8, 2015, are participants in the solicitation of proxies from shareholders in connection with the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Rofin-Sinar Technologies, Inc. (the “Company”). SilverArrow Advisors has filed a definitive proxy statement (the “2016 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting.

Information relating to participants, including their direct or indirect interests, by security holdings or otherwise, is contained in the 2016 Proxy Statement.

SilverArrow Advisors intends to mail its definitive 2016 Proxy Statement and a proxy card pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by SilverArrow Advisors with respect to the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov) or by writing to SilverArrow Capital Advisors LLP, 3 More London Riverside, 1st Floor, London SE1 2RE, United Kingdom.

Investor Contacts:

SilverArrow Capital Advisors LLP
Sven Ohligs (Partner): +44 (0) 20 3637 2185 or ohligs@silverarrowcapital.com

D.F. King & Co., Inc.
Richard Grubaugh (Senior Vice President): +1 (212) 493-6950 or rgrubaugh@dfking.com
Michael Madalon (Assistant Vice President): +1 (212) 269-5732 or mmadalon@dfking.com

About SilverArrow Capital Advisors LLP

SilverArrow Capital Advisors LLP is an entity of SilverArrow Capital Group. SilverArrow Capital Group is a group of investment advice and private investment firms focusing on advisory and consultancy services in industrial growth sector investments, real estate and infrastructure projects.

SilverArrow Capital Group brings value to its private investors and partners by executing a proven activist investment strategies in industrial growth companies. SilverArrow Capital Group provides investors selected exposure to real estate through a focused range of investments tailored to their requirements.

SilverArrow Capital Advisors LLP, a limited liability partnership registered in England & Wales under registration number OC379903 with its registered office at 3 More London Riverside London SE1 2RE. A list of SilverArrow Capital Advisors LLP’s members is available on request.

Cautionary Statement Regarding Forward-Looking Statements

This letter, and our proxy statement and other communications, contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “future,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “strategy,” “likely,” “may,” “should” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future plans,  expectations of Rofin’s long-term financial prospects, margin and cash flow expansion, and SilverArrow’s strategy for growth, product portfolio development, market position, financial results and reserves.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Rofin’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause Rofin’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: downturns in the machine tool, automotive, semiconductor, electronics, photovoltaic, and medical device industries which may have, in the future, a material adverse effect on Rofin’s sales and profitability; the ability of Rofin’s OEM customers to incorporate its laser products into their systems; the impact of exchange rate fluctuations, which may be significant because a substantial portion of Rofin’s operations are located in non-US countries; the level of competition and Rofin’s ability to compete in the markets for its products; Rofin’s ability to develop new and enhanced products to meet market demand or to adequately utilize existing technology; third party infringement of Rofin’s proprietary technology or third party claims against Rofin for the infringement or misappropriation of proprietary rights; the scope of patent protection that Rofin is able to obtain or maintain; competing technologies that are similar to or that serve the same uses as Rofin’s technology; Rofin’s ability to efficiently manage the risks associated with its international operations; risks associated with recent changes in Rofin’s senior management personnel; any adverse impact to Rofin resulting from the announcement or implementation of SilverArrow’s Operational Excellence Program; the worldwide economic environment, including specifically but not limited to in Asia; and such other factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of Rofin’s Annual Report on Form 10-K, as amended, for the year ended September 30, 2015.  Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SILVERARROW CAPITAL ADVISORS FILES AND MAILS PROXY MATERIALS TO ROFIN-SINAR TECHNOLOGIES, INC. STOCKHOLDERS

SILVERARROW CAPITAL ADVISORS URGES STOCKHOLDERS TO VOTE THE GREEN PROXY CARD, ELECT THREE NEW DIRECTORS AND SUPPORT GOVERNANCE PROPOSALS AT ROFIN-SINAR TECHNOLOGIES

LONDON, Feb 23, 2016 – SilverArrow Capital Advisors LLP announced today that is has filed definitive proxy materials with the Securities and Exchange Commission (“SEC”) in connection with the upcoming 2016 Annual Meeting of Stockholders of Rofin-Sinar Technologies, Inc.’s (NASDAQ: RSTI, Frankfurt Stock Exchange: RSI).  SilverArrow Capital Advisors LLP urges stockholders to vote the GREEN proxy card FOR their highly qualified director nominees, Thomas Limberger, Gebhard Rainer and Jordan Kovler, FOR Declassifying the Board, FOR Reducing Supermajority Voting, FOR Allowing Stockholders to Call a Special Meeting and FOR Allowing Stockholders to Act by Written Consent.

In connection with the proxy statement, Silver Arrow is mailing the letter below to stockholders:

VOTE THE GREEN PROXY CARD FOR THREE HIGHLY QUALIFIED NEW DIRECTORS AND STOCKHOLDER PROPOSALS TO FIX ROFIN-SINAR TECHNOLOGIES, INC.

February 23, 2016

Dear Fellow Stockholders,

SilverArrow is one of the largest stockholders of Rofin-Sinar Technologies Inc. (“Rofin” or the “Company”).  We are deeply concerned about the Company’s abysmal performance relative to its competitors in the marketplace.  A growing body of evidence shows that Rofin’s material underperformance is due to an entrenched board of directors (the “Board”) far more committed to retaining their positions than optimizing the Company’s performance and maximizing shareholder value.  Accordingly, we urge you to vote FOR Mr. Thomas Limberger, Mr. Gebhard Rainer and Mr. Jordan Kovler on the GREEN proxy card, FOR Declassifying the Board, FOR Reducing Supermajority Voting, FOR Allowing Stockholders to Call a Special Meeting and FOR Allowing Stockholders to Act by Written Consent.  Please note that the Company has not including our stockholder proposals related to calling Special Meetings and Acting by Written Consent.  If you vote on the Company’s proxy card, you will be disenfranchised from voting on these proposals.  You can only vote on all proposals by voting on the GREEN SilverArrow proxy card.

THE SILVERARROW NOMINEES HAVE THE FINANCIAL, BUSINESS AND GOVERNANCE EXPERTISE TO OVERSEE THE TURNAROUND AT ROFIN

Throughout this process, the Board has shown its true colors.  One would expect a Company in such a situation to show shareholders how their past decisions have increased long term value and demonstrated positive corporate governance practices, while always looking for ways to improve in the future.  However, what does a board do when they have nothing positive to rest on?  The Company has failed to integrate acquisitions and allowed business units to effectively run as their own little companies, failing to yield any economies of scale.  In the 12+ years that 75% of this Board has been together, they never made a single positive corporate governance change.  The Company has failed to reach the operational efficiency of their peers and the Board had ample opportunity to address these issues.  Instead, they showed complacency and only recently began focusing on any of these issues.  You will note that their materials don’t tout their achievements.  They merely try to cast doubt on our nominees rather than tout their own strength.  We only have one goal, to increase the value of the Company by making the changes necessary to drive long term growth.

THOMAS LIMBERGER, A HIGHLY EXPERIENCED CORPORATE RESTRUCTURING
EXPERT, WILL PROVIDE A FRESH PERSPECTIVE ON THE ROFIN BOARD

 Mr. Thomas Limberger has a deep understanding of the material processing, optoelectronics and laser business, having operated for years in this industry.  Mr. Limberger has experience managing businesses of up to $5 billion in revenue and has served on the boards of several listed companies.  Mr. Limberger currently serves as Founder, Partner and Chief Executive Officer of SilverArrow.  He had been the CEO and National Executive of General Electric Germany, Austria and Switzerland, overseeing the capital and industrial businesses in the region. During Mr. Limberger’s tenure as CEO of OC Oerlikon AG, the company's market capitalization increased from CHF 1.6 billion to CHF 8.5 billion (431%) and its share price increased almost 5 fold while outperforming the Swiss market! In fact, the stock price increased so dramatically, Mr. Limberger returned 40,000 options to Oerlikon because the equity value of his overall compensation package became out of line with peers.

Additionally, during Mr. Limberger’s four-year tenure as CEO of Von Roll Holding AG, the company's stock price doubled from January 2007 until the beginning global economic crisis in January 2009.  During the same period, the Swiss stock market declined 37%.  Having presided over M&A transactions of approximately $16 billion in recent years, Mr. Limberger clearly has the expertise to oversee the Company in executing a future buy and build strategy.  Mr. Limberger is focused on constructive methods to increase long-term shareholder value through operational and structural changes.

The Board has attempted to cast Mr. Limberger’s successes in a poor light by attributing to him decisions made after his tenure and the impact of the global economic crisis.  The Board has also dredged up inaccurate press reports that allege Mr. Limberger used Oerlikon resources to book chartered jets and purchase sports cars, and that he left VonRoll as a result of a loss of confidence of a major shareholder.  The Board’s allegations are entirely untrue.  Yet again, the Board has chosen to smear the reputation of a shareholder committed to maximizing shareholder value rather than acknowledge the critical need for the constructive changes that Mr. Limberger has pledged to progress.  Mr. Limberger has the experience and the energy to bring fresh and productive operational and financial ideas to the Rofin Board that are much needed to enhance the company’s shareholder value.

GEBHARD RAINER’S C-LEVEL FINANCIAL AND BUSINESS EXPERTISE IS DRASTICALLY
NEEDED AT ROFIN

 Mr. Gebhard Rainer has exceptional operational and financial background and would be a strong addition to the Board. We believe he would be an excellent candidate to serve as Chair of the Audit Committee.  Mr. Rainer currently serves as the President and Chief Operating Officer at Coach Inc.  He previously worked in numerous capacities at Hyatt Hotels Corporation from 1994-2014, including the role of CFO for numerous years.  For the past 35 years, he has gained operational, financial and strategic experience globally, through living and working in the United States, Europe, the Middle East and Asia. The Board has endorsed Mr. Rainer by inviting him to serve as a director.

JORDAN KOVLER IS THE ARCHITECT OF THE MUCH NEEDED GOVERNANCE
REVOLUTION AT ROFIN

Mr. Jordan Kovler is an outstanding choice for Rofin’s Board, especially in light of the changes needed with respect to corporate governance, transparency and shareholder communications.  He will bring a unique perspective to the Board, having spent the last 13 years advising boards and management teams on corporate governance, investor relations, executive compensation, M&A and stockholder activism.  From a rare insider perspective, he has seen the differences between well-functioning boards that help properly guide the strategy of the Company while providing accountability and pro-active initiatives versus those that were reactive in nature and not working towards the best interests of their stockholders. In fact, Mr. Kovler designed the SilverArrow plan to bring the Company’s corporate governance up to modern standards, which includes:

•	Destaggering the Board;
•	Majority voting for directors;
•	Allowing stockholders to call special meetings;
•	Allowing stockholders to act by written consent; and
•	Allowing changes to the Company’s charter and by-laws by a simple majority vote of stockholders.

After we announced our plan to strengthen the Company’s governance structure, the Company adopted a majority voting by-law, and the Board has requested advisory votes on the other matters.  However, in another showing of this Board’s idea of Corporate Governance, they have chosen not to include two of our stockholder proposals in their proxy materials.  The stockholders need Mr. Kovler to serve as a strong advocate for governance on the Board.

Mr. Kovler previously worked as a Senior Vice President at D.F. King & Co., Inc., a proxy solicitation, corporate governance and investor relations consulting firm.  His experience encompasses many of the most complex and contentious M&A transactions and proxy contests occurring in the U.S. and Europe over the past ten years, along with advising some of the largest publicly traded companies in the U.S. and Europe on Corporate Governance, Investor Relations and Communications programs.  In his final two years at D.F. King & Co., Inc., he advised companies on over 20 announced transactions valued at over $350 billion.  His shareholder activism defense business counted such clients as Staples, Interpublic Group of Companies, JDSU, URS Corp, Wynn Resorts and eBay, amongst others.  With respect to corporate governance consulting and investor relations consulting, he counted some of the largest publicly traded companies as his clients, including ExxonMobil, Raytheon, AIG, Comcast, Ameriprise and Fifth Third Bank.  Additionally, he serves on his firm’s executive committee and was responsible for developing new business lines, streamlining business units and reducing costs throughout the organization.  His independent perspectives, communication and analytic skills, combined with his background and knowledge of corporate governance, investor relations, M&A and shareholder activism make him a necessary addition to this over tenured, entrenched board.

THE COMPANY’S POOR STOCK PRICE AND OPERATIONAL PERFORMANCE DEMAND CHANGE

ROFIN’S STOCK PRICE LAGS FAR BELOW ITS PEERS AND THE BROADER MARKET

The Company’s stock performance has lagged significantly behind its peer group and various indices over the past five-years.  The Five Year Cumulative Total Return chart below from the Company’s annual report displays the significant gap between the Company’s stock performance and the performance of the market as a whole.

In addition, the Company’s stock performance over the past year has been particularly abysmal.  The chart below depicts the total return over the past 12 months, through February 19, 2016, assuming a $100 investment.

THE CURRENT BOARD HAS OVERSEEN THE DETERIORATION OF SALES AND
POOR MARGINS FOR TOO LONG

Deterioration of Relative Sales and Market Share.  While the global laser market and Rofin’s peer group average has grown from 2011-2015, Rofin’s relative sales have clearly decreased over this period.  In addition, compared to its peer group, Rofin’s relative market share has decreased from 20% to 13% from 2006-2015.  Analysts do not anticipate any improvement.  Unfortunately, it is expected from numerous analysts that Rofin will continue to lag behind its peers on growth in the coming years.

Weak Relative Operational Performance. The Company’s margins have significantly trailed its peers since 2010.  We had previously observed that the Company’s gross margins had decreased from 38.8% to 37.8% from 2011 through 2015 with a low of 35.1% in 2013, while its peer group currently report average gross margins of approximately 43.5% in 2015.

Misguided Capital Allocation. The Company should also drastically improve its capital allocation strategy.  While we are generally supportive of share buybacks, it does not appear to us that the Company has used the buybacks to maximize shareholder value, as evidenced by an approximately 57% decrease in market valuation since the first buyback program was initiated in November 2007.  In fact, spending more than $169 million of the Company’s funds on four unsuccessful share buyback initiatives, while management and the Board have sold-off significant amounts of shares during the process speaks volumes about the Board’s failure to put Rofin’s capital to work for the Company’s - and its shareholders’ benefit.

NOW is the time for change!

WHEN ELECTED, OUR DIRECTORS WILL TAKE IMMEDIATE ACTION

We believe an Operational Excellence Program  and certain other simple steps would increase EBITDA margins significantly.  We have designed the following game plan for a Rofin turnaround, which we will propose to implement at the first Board meeting after the election at the Annual Meeting.

Looking at recent communication of Rofin, the current management and board, have plagiarized the SilverArrow “Operational Excellence Strategy”, which has been transparently discussed and publicized by SilverArrow for over one year. This underlines clearly, that for the past 15 years the current board, management had no strategy, financial acumen or even basic business understanding to keep Rofin on eye-to-eye level with its industry peers. Our belief that the cost basis of the company has been inflated by numerous long tenured consultants and advisors serving as intellectual crutches for the Board and management is also distressing, as this impacts margins as well.

WE BELIEVE THE CURRENT BOARD IS ENTRENCHED AND HAS DEMONSTRATED A LACK OF ACCOUNTABILITY TO STOCKHOLDERS

The incumbent directors are clearly entrenched, having served a combined 104 years on the Rofin Board, an average of over 17 years.  Despite their long tenure, the members of the Rofin board of directors do not have a significant ownership interest in the company. The incumbent board therefore lacks a meaningful economic interest in holding management accountable. This lack of accountability may contribute to the board’s lack of commitment to maximizing stockholder value.

DANIEL SMOKE (13 YEARS ON THE BOARD) CONTINUED AS AUDIT COMMITTEE CHAIR
DESPITE SERIOUS ALLEGATIONS OF ACCOUNTING FRAUD

Mr. Daniel Smoke has served on the Board 13 years.  Mr. Smoke, the Company’s Audit Committee Chairman and its audit committee financial expert, was a named defendant in a multiyear court case related to improper activities in his previous role as CFO of JAC Holding Enterprises, Inc.  In a 2014 court order, the Judge summarized the case as follows:

Smoke was the CFO of JAC until he was fired on December 21, 2010. It is reasonable to infer that as an officer and employee of JAC, he stood to gain from the misrepresentations by preserving his own salary and position. The complaint also alleges that when he was dismissed, Smoke deleted thousands of email messages between himself and other defendants, in order to conceal their communications relating to the fraudulent scheme. Moreover, Smoke allegedly instructed JAC employees to “manufacture earnings” by using the laundry list of sketchy accounting techniques detailed in the complaint and by omitting a host of negative elements from the financial records provided to the buyers. [The plaintiff] charges that Smoke was involved in and personally carried out every one of the specific incidents of concealment and misrepresentation detailed in the complaint . . . .”

The case was settled soon after we announced our intention to replace Mr. Smoke as a director.  We find the allegations in the case to be troubling, and Mr. Smoke’s continued service as the Audit Committee Chair in light of the allegations is highly questionable.

CARL BAASEL (20 YEARS ON THE BOARD) HAS RECEIVED OVER $11 MILLION IN PAYMENTS FROM THE COMPANY SINCE 2000.

Mr. Carl Baasel has served on the Board for 20 years.  The Company’s proxy statement relating to its 2015 Annual Meeting disclosed that the Company paid Mr. Carl Baasel $834,945 in rent for a facility he partially owns in Starnberg, Germany.  These payments have amounted to almost $11 million since 2000, which brings into question whether Mr. Baasel’s interests are aligned with other stockholders, as he stood to gain economically each year this arrangement continued.  In addition, Mr. Baasel also received $48,455 from the Company as management consulting fees and non-employee director fees.

GARY WILLIS (20 YEARS ON THE BOARD) HAS BEEN RETIRED FOR OVER 15 YEARS AND DOES NOT HAVE THE SKILLS TO OVERSEE A TURNAROUND AT ROFIN

Mr. Gary Willis has served for 20 years on the Board.  Mr. Willis has been retired since 2000.  Mr. Willis has also served on numerous boards with Mr. Stephen Fantone (Chair of the Nominating Committee) and we believe his independence has been compromised.  We do not believe Mr. Willis has the recent experience or the perspective to oversee the changes needed at Rofin.

We would like to strongly repeat our previous statement that none of the SilverArrow nominees have ever been the subject of a formal complaint, litigation or legal claim related to their current or past professional activities.  Neither of them has been the subject of a complaint made to any authority or regulator including but not limited to the US Securities and Exchange Commission, the UK Financial Conduct Authority (FCA), the Swiss Financial Market Supervisory Authority (FINMA), the German Federal Financial Supervisory Authority (BaFin). For the sake of completeness, Thomas Limberger currently holds an “approved person” status with the FCA.

VOTE THE GREEN PROXY CARD TO PUT EXPERIENCED AND COMMITTED INDUSTRY AND FINANCE PROFESSIONALS ON THE BOARD OF ROFIN

WE URGE ALL STOCKHOLDERS TO ELECT OUR DIRECTOR NOMINEES AND VOTE FOR
OUR STOCKHOLDER PROPOSALS ON
 THE ENCLOSED GREEN PROXY CARD TODAY.

Vote for much needed change at Rofin by signing, dating and returning the enclosed GREEN proxy card. Or you may vote by telephone or internet if you own stock through a bank or broker. We urge stockholders to discard any proxy materials you receive from the Company and to vote only the GREEN proxy card.  If you vote on the Company’s white proxy card, you will be disenfranchised from voting on certain proposals, as the Board has chosen not to include two of our stockholder proposals on their proxy card.  If you wish to vote on our advisory proposal to permit stockholders holding 15% or more of the outstanding shares of common stock to call a special meeting of stockholders and our advisory proposal to permit stockholders to act by written consent, you can only do so by voting on the enclosed GREEN proxy card.

If you have already voted the proxy card provided by Rofin, you have every right to change your vote by executing the enclosed GREEN proxy card - only the latest dated proxy card returned will be counted.

Your vote is very important, regardless of how many or how few shares you own. If you have any questions, or need assistance in voting your shares, please call our proxy solicitors D.F. King & Co., Inc., which is assisting us, toll-free at (866) 796-7186, call collect at (212) 269-5550 or email fixrofin@dfking.com.

Thank you for your support.

Additional Information and Where to Find It

SilverArrow Capital Advisors LLP (“SilverArrow Advisors”), collectively with Thomas Limberger, Jordan Kovler, Gebhard Rainer, Robert Schimanko and the other individuals and entities referred to in Amendment No. 1 to the Schedule 13D relating to these potential participants, which was filed with the Securities and Exchange Commission on October 8, 2015, are participants in the solicitation of proxies from shareholders in connection with the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of Rofin-Sinar Technologies, Inc. (the “Company”). SilverArrow Advisors has filed a definitive proxy statement (the “2016 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting.

Information relating to participants, including their direct or indirect interests, by security holdings or otherwise, is contained in the 2016 Proxy Statement.

SilverArrow Advisors intends to mail its definitive 2016 Proxy Statement and a proxy card pursuant to applicable SEC rules. STOCKHOLDERS ARE URGED TO READ THE 2016 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2016 Proxy Statement and any other documents filed by SilverArrow Advisors with respect to the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov) or by writing to SilverArrow Capital Advisors LLP, 3 More London Riverside, 1st Floor, London SE1 2RE, United Kingdom.

Investor Contacts:

SilverArrow Capital Advisors LLP
Sven Ohligs (Partner): +44 (0) 20 3637 2185 or ohligs@silverarrowcapital.com

D.F. King & Co., Inc.
Richard Grubaugh (Senior Vice President): +1 (212) 493-6950 or rgrubaugh@dfking.com
Michael Madalon (Assistant Vice President): +1 (212) 269-5732 or mmadalon@dfking.com

About SilverArrow Capital Advisors LLP

SilverArrow Capital Advisors LLP is an entity of SilverArrow Capital Group. SilverArrow Capital Group is a group of investment advice and private investment firms focusing on advisory and consultancy services in industrial growth sector investments, real estate and infrastructure projects.

SilverArrow Capital Group brings value to its private investors and partners by executing a proven activist investment strategies in industrial growth companies. SilverArrow Capital Group provides investors selected exposure to real estate through a focused range of investments tailored to their requirements.

SilverArrow Capital Advisors LLP, a limited liability partnership registered in England & Wales under registration number OC379903 with its registered office at 3 More London Riverside London SE1 2RE. A list of SilverArrow Capital Advisors LLP’s members is available on request.

Cautionary Statement Regarding Forward-Looking Statements

 This letter, and our proxy statement and other communications, contain “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “target,” “future,” “continue,” “anticipate,” “believe,” “estimate,” “expect,” “strategy,” “likely,” “may,” “should” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding future plans,  expectations of Rofin’s long-term financial prospects, margin and cash flow expansion, and SilverArrow’s strategy for growth, product portfolio development, market position, financial results and reserves.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Rofin’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause Rofin’s actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: downturns in the machine tool, automotive, semiconductor, electronics, photovoltaic, and medical device industries which may have, in the future, a material adverse effect on Rofin’s sales and profitability; the ability of Rofin’s OEM customers to incorporate its laser products into their systems; the impact of exchange rate fluctuations, which may be significant because a substantial portion of Rofin’s operations are located in non-US countries; the level of competition and Rofin’s ability to compete in the markets for its products; Rofin’s ability to develop new and enhanced products to meet market demand or to adequately utilize existing technology; third party infringement of Rofin’s proprietary technology or third party claims against Rofin for the infringement or misappropriation of proprietary rights; the scope of patent protection that Rofin is able to obtain or maintain; competing technologies that are similar to or that serve the same uses as Rofin’s technology; Rofin’s ability to efficiently manage the risks associated with its international operations; risks associated with recent changes in Rofin’s senior management personnel; any adverse impact to Rofin resulting from the announcement or implementation of SilverArrow’s Operational Excellence Program; the worldwide economic environment, including specifically but not limited to in Asia; and such other factors as discussed throughout Part I, Item 1A. Risk Factors and Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations of Rofin’s Annual Report on Form 10-K, as amended, for the year ended September 30, 2015.  Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.